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EXHIBIT 11.1

                          INTERNATIONAL COMPUTEX, INC.

                       COMPUTATION OF EARNINGS PER SHARE
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


                                               Three Months ended June 30,           Six Months ended June 30,
                                                   1997          1998                    1997           1998
                                               -----------      -----------          ------------     ----------
Net income (Pro forma for 1997)                $  269,223       $  32,565             $ 441,728       $  98,078
                                               ===========      ===========           ==========      ==========
Weighted average number
 of common and common
 equivalent shares:

Weighted average common
  shares outstanding                            2,875,000       3,573,320             2,500,000       3,508,963

 Shares issued from assumed exercise
  of common stock equivalents (1)                 237,596         115,184               237,596         140,149
                                               -----------      -----------          -----------      ----------
Weighted average number
 of common and common equivalent
 shares outstanding                             3,112,596       3,688,504             2,737,596       3,649,112
                                               ===========      ===========          ===========     ===========

Earnings per share (Pro forma for 1997):
    Basic                                      $      .09       $     .01             $     .16       $     .03
                                               ===========      ===========           ==========      ==========
    Diluted:                                   $      .09       $     .01             $     .16       $     .03
                                               ===========      ===========           ==========      ==========

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(1)  Shares issued from assumed exercise of common stock equivalents include the number of incremental shares which would result from applying the treasury stock method.